Exhibit 23.1

Office Locations
 Las Vegas, NV
  New York, NY
    Pune, India
  Beijing, China

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

October 15, 2012

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of American Power Corp. on Form S-1 of our audit report, dated December 27, 2011 relating to the accompanying balance sheets as of September 30, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and from inception (August 7, 2007) through September 30, 2011, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
October 15, 2012

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com